As filed with the Securities and Exchange Commission on August 31, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Beverly National Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	04-2832201
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

240 Cabot Street

Beverly, Massachusetts 01915

(Address of Principal Executive Offices) (Zip Code)

Beverly National Corporation 1998 Directors’ Plan

(Full title of the plan)

Peter E. Simonsen

Treasurer

Beverly National Corporation

240 Cabot Street

Beverly, Massachusetts 01915

(Name and address of agent for service)

(978) 922-2100

(Telephone number, including area code, of agent for service)

Copy to:

Thomas A. Klee, Esq.

Cranmore, FitzGerald & Meaney

49 Wethersfield Avenue

Hartford, Connecticut 06114

(860) 522-9100

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $2.50	38,711	(1)	$799,056.78	$101.24

(1)	Pursuant to Rule 457(h) under the Securities Act of 1933, represents options to purchase 22,233 shares at exercise prices of $13.36 to $20.50 and 16,478 shares available for future grants based on the average of the bid and asked price of Beverly National Corporation Common Stock on August 25, 2004.

The Registrant has previously registered 30,000 shares of Common Stock subject to options under the Beverly National Corporation 1998 Directors’ Plan under Registration Statement No. 333-41744, filed July 19, 2000. By reason of a 5% stock dividend on June 21, 2002, the number of shares of Common stock registered under such Registration Statement automatically increased to 31,500 shares of Common Stock. Such Registration Statement is incorporated herein by reference.

The purpose of this Registration Statement is to increase the number of registered shares of Common Stock subject to options granted or to be granted under the Beverly National Corporation 1998 Directors’ Plan. Pursuant to General Instruction E to Form S-8, the Registrant is filing this Registration Statement consisting only of the following: the facing page; this statement indicating that the earlier Registration Statement No. 333-41744 is incorporated herein by reference; required opinions and consents; the signature page; and any information required in this Registration Statement that is not in the earlier Registration Statement.

SIGNATURES

Pursuant to requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly, State of Massachusetts, on August 24, 2004.

Beverly National Corporation
[REGISTRANT]

By:	/s/ Donat A. Fournier
Donat A. Fournier
President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons by These Presents, that each person whose signature appears below constitutes and appoints Donat A. Fournier and Peter E. Simonsen and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Donat A. Fournier Donat A. Fournier	President, Chief Executive Officer and Director	August 24, 2004

/s/ Richard H. Booth Richard H. Booth	Director	August 24, 2004

/s/ Neiland J. Douglas, Jr. Neiland J. Douglas, Jr.	Director	August 24, 2004

/s/ John N. Fisher John N. Fisher	Director	August 24, 2004

/s/ Mark B. Glovsky Mark B. Glovsky	Director	August 24, 2004

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/s/ Alice B. Griffin Alice B. Griffin	Director	August 24, 2004

/s/ Suzanne S. Gruhl Suzanne S. Gruhl	Director	August 24, 2004

/s/ Robert W. Luscinski Robert W. Luscinski	Director	August 24, 2004

/s/ Clark R. Smith Clark R. Smith	Director	August 24, 2004

/s/ Michael F. Tripoli Michael F. Tripoli	Director	August 24, 2004

/s/ James D. Wiltshire James D. Wiltshire	Director	August 24, 2004

/s/ Peter E. Simonsen Peter E. Simonsen	Treasurer (Principal Financial and Accounting Officer)	August 24, 2004

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